EXHIBIT 16.1
                                                                    ------------

                                                               December 16, 1999

United States Securities
and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Attn.:   Carol M. McGee, Esq,
         Division of Corporate Finance

Dear Ms. McGee:

         We received a request from CDKNET.COM, INC. (the "Company"), to write to your office regarding the disclosure contained in the Form 10-SB filed October 7, 1999 concerning the Company's change of auditors.

         We have reviewed the Company's disclosure and agree in all respects with the Company's characterization of its switch to another accounting firm to provide audited financial reports.

         Do not hesitate to call me if you have any questions.

                                                    Very truly yours,



                                                    Andrew Zwerman